Exhibit 10.1

LIQUID HOLDINGS GROUP, LLC

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (the “Agreement”) is dated as of June 28, 2012, by and between Liquid Holdings Group, LLC, a Delaware limited liability company (the “Company”), and HA Investment III, L.L.C. (the “Subscriber”). The Company now desires to issue and sell to the Subscriber, and the Subscriber desires to purchase from the Company, a number of Non-dilutive Common Units of the Company (such units, the “Units”) equal to 7.14% of the aggregate issued and outstanding equity securities of the Company as of the date hereof, subject to adjustment as set forth in Section 2. Capitalized terms used, but not defined, herein shall have the meanings ascribed to such terms in the Limited Liability Company Agreement of the Company, dated as of April 24, 2012, as amended by that certain Amendment No. 1 thereto, dated as of May 24, 2012 (the “Operating Agreement”), a copy of which has been provided to the Subscriber and annexed hereto as Exhibit A.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Purchase.

(a) Subject to the terms and conditions hereof, the Subscriber agrees to purchase from the Company, and the Company agrees to issue and sell to the Subscriber, the Units at an aggregate purchase price equal to the aggregate amount set forth next to the Subscriber’s name on the signature page hereto (the “Funds”).

(b) The Company has authorized the issuance and sale of the Units subject to the terms and conditions hereof.

(c) The Subscriber’s execution and delivery to the Company of an executed counterpart to this Agreement serves as confirmation of the Subscriber’s tender, and the Company’s receipt, of the Funds by wire transfer on April 24, 2012 (the “Wire Transfer Date”).

2. Adjustment. In the event that a Going Public Transaction (as defined below) has not been consummated prior to the six-month anniversary of the Wire Transfer Date (such six-month anniversary, the “Adjustment Date”), then the Subscriber shall be entitled to an additional number of Units calculated as follows:

(i) If a Going Public Transaction closes after the Adjustment Date and no later than the one-month anniversary of the Adjustment Date, an additional number of Units shall be issued to the Subscriber equal to 0.96% of the issued and outstanding equity securities of the Company, such that the aggregate number of Units issued to the Subscriber under the terms hereof is equal to 8.06%;

(ii) If a Going Public Transaction closes after the one-month anniversary and no later than the two-month anniversary of the Adjustment Date, an additional number of Units shall be issued to the Subscriber equal to 1.13% of the issued and outstanding equity securities of the Company, such that the aggregate number of Units issued to the Subscriber under the terms hereof is equal to 8.23%; or

(iii) If a Going Public Transaction closes after the two-month anniversary of the Adjustment Date, an additional number of Units shall be issued to the Subscriber equal to 1.23% of the issued and outstanding equity securities of the Company, such that the aggregate number of Units issued to the Subscriber under the terms hereof is equal to 8.33%.

(b) A “Going Public Transaction” shall mean the first of the following to occur: (i) the closing of an initial public offering of equity securities of the Company (or its successor) pursuant to an effective registration statement under the Securities Act; (ii) a merger or “reverse merger” transaction (the “Merger”) by the Company with or into a Public Merger Entity where the outstanding equity securities in the Company are exchanged or converted into capital stock of the Public Merger Entity; (iii) the listing of the Company (or its successor) on an exchange; or (iv) the closing of a sale of equity securities of the Company (or its successor) pursuant to Rule 144A under the Securities Act. A “Public Merger Entity” shall mean a corporation or other business entity, including a Special Purpose Acquisition Vehicle or “SPAC,” which (i) with respect to a SPAC, shall be listed on an exchange prior to the consummation of the Merger or, with respect to any other entity, either shall be listed on an exchange or for at least the 18 months immediately prior to the consummation of the Merger shall have been required to file or shall have voluntarily filed with the United States Securities and Exchange Commission (the “SEC”), all reports and other information required by Section 13 or 15(d) under the Securities Exchange Act of 1934, as amended (collectively, the “Exchange Act Reports”), within the time frames required thereby and (ii) in any case shall, immediately after the consummation of the Merger, be required to file or continue to voluntarily file, with the SEC all Exchange Act Reports within the time frames required thereby.

3. Delivery of Agreement. The Subscriber hereby delivers to the Company, and the Company hereby accepts, an executed counterpart of this Subscription Agreement.

4. Representations and Warranties of the Subscriber. The Subscriber hereby represents and warrants to the Company that:

(a) Capacity; Authorization. The Subscriber has all legal capacity to enter into this Agreement and to carry out its obligations hereunder. Assuming due execution and delivery by the Company of this Agreement, this Agreement constitutes the legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(b) Brokerage Arrangements. No broker has acted on behalf of the Subscriber in connection with this Agreement, and there are no brokerage commissions, finders’ fees or commissions payable in connection herewith based on any agreement, arrangement or understanding with the Subscriber or any action taken by the Subscriber.

5. Representations and Warranties Regarding Investment. The Subscriber hereby represents and warrants as follows:

(a) Acquisition for Own Account. The Subscriber is acquiring the Units for investment purposes only, for the Subscriber’s own account, and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b) Investment Experience. The Subscriber is knowledgeable, sophisticated and experienced in business and financial matters, has such knowledge, skill and experience in business, financial and investment matters so that Subscriber is capable of evaluating the merits and risks of an investment in the Company and purchase of the Units and fully understand the investment in the Units and the restrictions on transfer applicable to the Units. To the extent necessary, the Subscriber has retained, at Subscriber’s own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and the acquisition and ownership of the Units. Subscriber, by reason of his business or financial experience or the business or financial experience of its professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, has the capacity to protect Subscriber’s own interests in connection with the purchase of the Units under this Agreement.

(c) Acknowledgment of Risks.

(i) The Subscriber is aware that it may have to bear the economic risk of such investment for an indefinite period of time or to suffer a complete loss of its investment;

(ii) The Subscriber is aware that the Company has no operating history upon which to evaluate its operations and future prospects;

(iii) The Subscriber understands that no public market now exists for any of the Units issued by the Company and that a public market may never exist for the Units; and

(iv) The Subscriber understands that the Units will have limited voting rights.

(d) Restricted Securities. The Subscriber understands, acknowledges and agrees (i) that the Units have not been registered under (and that the Company has no present intention to register the Units under) the Securities Act or applicable state securities law and that the offering and sale of such Units are being made in reliance on the exemption from the registration requirements provided by Section 4(2) of the Securities Act and the regulations promulgated thereby and analogous provisions of certain state securities laws, and (ii) that such Units may not be sold or otherwise transferred by the Subscriber unless the Units have been registered under the Securities Act and applicable state securities laws or are sold or transferred in a transaction exempt therefrom, the Units are also subject to certain restrictions on transferability as set forth in the Operating Agreement of the Company.

(e) Power and Authority. The Subscriber: (i) if a natural person, represents that he or she has reached the age of 21 and has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and has adequate means for providing for his or her current financial needs and anticipated future needs and possible contingencies and emergencies and has no need for liquidity in the investment in the Units; (ii) if a corporation, limited liability company, partnership, association, joint stock company, trust, unincorporated organization or other entity, represents that: such entity was not formed for the specific purpose of acquiring the Units; such entity is duly organized, validly existing and (if applicable in the applicable jurisdiction) in good standing (or similar status under local law) under the laws of the jurisdiction of its organization; the consummation of the transactions contemplated hereby will not result in a violation of its charter or other organizational documents; such entity has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Units; the execution and delivery of this Agreement has been duly authorized by all necessary corporate or other action on its part; and this Agreement has been duly executed and delivered on behalf of such entity; (iii) if executing this Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation or other entity for whom the undersigned is executing this Agreement, and such individual, ward, partnership, trust, estate, corporation or other entity has full right and power to perform his, her or its obligations pursuant to this Agreement and make an investment in the Company, and that this Agreement constitutes a legal, valid and binding obligation of such subscribing individual, ward, partnership, trust, estate, corporation or other entity; and (iv) the execution and delivery of this Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Subscriber (or, if applicable, such subscribing individual, ward, partnership, trust, estate, corporation or other entity) is a party or by which he, she or it is bound.

(f) Access to Information. The Subscriber has received and reviewed this Agreement and all Exhibits hereto; Subscriber, Subscriber’s attorney and Subscriber’s accountant have had access to, and an opportunity to review, all documents and other materials requested of the Company; Subscriber and they have been given an opportunity to ask any and all questions of, and receive answers from, the Company concerning the terms and conditions of the offering and to obtain all information that Subscriber or they believe necessary or appropriate to verify the accuracy of this Agreement, all Exhibits hereto and any other documents and materials requested of the Company and to evaluate the suitability of an investment in the Units and, in evaluating the suitability of an investment in the Units, Subscriber and they have not relied upon any representations or other information (whether oral or written).

(g) Lack of General Solicitation. The Subscriber is not subscribing to purchase the Units as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast or television, radio or the Internet, or presented at any seminar or similar meeting, or any solicitation of a subscription by a person not previously known to the Subscriber in connection with investments in securities generally.

(h) Reliance on Subscriber’s Representations. The Subscriber acknowledges and agrees that the Company and its agents are relying on the truth and accuracy of the foregoing representations and warranties, any other information Subscriber has furnished to the Company in writing, as correct and complete as of the date of this Agreement, and if there should be any material change in such information prior to Subscriber’s admission as a Member of the Company, the

(i) Accredited Investor. The Subscriber is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act and has completed properly and delivered an executed copy of the questionnaire attached hereto as Exhibit B.

(j) Preservation of Company Status as Not a Publicly Traded Partnership. By purchase of the Units in the Company, the Subscriber represents to the Company that Subscriber has neither acquired nor will it transfer or assign any of the Units that Subscriber purchases (or any interest therein) or cause any such Units (or any interest therein) to be marketed on or through an “established securities market” within the meaning of Section 7704(b)(l) of the Internal Revenue Code of 1986, as amended (the “Code”) or a “secondary market” (or the substantial equivalent thereof) within the meaning of Section 7704(b)(2) of the Code, including, without limitation, an over-the-counter market or an interdealer quotation system that regularly disseminates firm buy or sell quotations. Furthermore, each Subscriber agrees that if it determines to transfer or assign any of its Units pursuant to the provisions of the Operating Agreement, Subscriber will cause its proposed transferee to agree to the transfer restrictions set forth herein and in the Operating Agreement and to make the representations set forth above.

The Subscriber hereby represents that at least one of the following statements with respect to such Subscriber is true and will continue to be true throughout the period during which such Subscriber holds the Units:

(i) Such Subscriber is not a partnership, grantor trust or S corporation for federal income tax purposes;

(ii) With regard to each Beneficial Owner (as defined below) of such Subscriber, the principal purposes for the establishment or use of such Subscriber do not include avoidance of the 100 partner limitation set forth in Treasury Regulation Section 1.7704- l(h)(l)(ii). For purposes hereof, the term “Beneficial Owner” shall mean, with respect to a Subscriber, any person that holds an equity interest in such Subscriber, either directly or indirectly through a nominee or agent or through one or more intervening entities qualifying as partnerships, grantor trusts or S corporations, in each case as determined for federal income tax purposes; or

(iii) With regard to each Beneficial Owner of such Subscriber, not more than 50 percent of the value of such Beneficial Owner’s interest in such Subscriber is attributable to such Subscriber’s interest in the Company.

If a Subscriber’s representation pursuant to this Section 5(j) shall at any time fail to be true, such Subscriber shall promptly (and in any event within ten (10) days) notify the Company of such fact and shall promptly thereafter deliver to the Company any information regarding such Subscriber and its Beneficial Owners reasonably requested by counsel to the Company for purposes of determining the number of the Company’s members within the meaning of Treasury Regulation Section 1.7704- l(h).

6. Representations and Warranties of the Company. The Company hereby represents and warrants to the Subscriber that:

(a) Organization. The Company is duly formed and validly existing under the laws of the State of Delaware and has the limited liability company power and authority to own its properties and assets and to carry on its business as now conducted. The Company is duly qualified or authorized to do business as a limited liability company in each jurisdiction in which the conduct of its business or the ownership of its properties or assets requires such qualification or authorization, except where the failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company.

(b) Authorization of Agreement; Enforceability. The Company has all requisite limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary limited liability company action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Subscriber, this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(c) Units. When issued in accordance with the term of this Agreement, the Units will be duly authorized, validly issued, fully paid and assessable, free and clear of all encumbrances and restrictions on transfer, other than restrictions on transfer imposed by (i) the applicable securities law of the United States, (ii) the Operating Agreement and (iii) the provisions of this Agreement.

7. Reliance. The Subscriber acknowledges and agrees that the Company and its agents are relying on the truth and accuracy of the foregoing representations and warranties in the offering of the Units for sale to the Subscriber without having first registered the Units under the Securities Act. All representations, warranties and covenants contained in this Subscription Agreement shall survive the execution and delivery of this Subscription Agreement and the consummation of the transactions contemplated hereunder.

8. Restrictions on Transfer of the Units.

(a) No Transfer; Opinion of Counsel. The Subscriber acknowledges that there are restrictions on the transferability of the Units. Since the Units are not registered under the Securities Act or applicable state securities laws, the Subscriber acknowledges and agrees that it shall have no right at any time to sell, assign, pledge, hypothecate, distribute (as a dividend or otherwise), transfer or otherwise dispose of or encumber the Units (except by will or by the laws of descent and distribution), unless in the opinion of counsel acceptable to the Company such sale is exempt from such registration under the Securities Act and any applicable state securities laws and the restrictions set forth in the Operating Agreement have been satisfied.

9. Notice to Subscriber. Correspondence and notices to the Subscriber shall be sent to the address listed below the signature of the Subscriber on the signature page of this Agreement until such time as the Subscriber shall notify the Company, in writing, of a different address to which such correspondence and notices are to be sent.

10. Miscellaneous.

(a) The Subscriber agrees that this Agreement is not transferable or assignable.

(b) The Subscriber agrees that, except as expressly permitted by any applicable state law, the Subscriber may not cancel, terminate or revoke this Agreement or any agreement of the Subscriber made hereunder, and this Agreement shall survive the death or legal disability of the Subscriber and shall be binding upon the Subscriber’s heirs, executors, administrators, successors and assigns.

(c) This Agreement and the Exhibits hereto constitute the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties.

(d) Headings are for convenience only and are not deemed to be part of this Agreement.

(e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device, pursuant to which the signature of, or on behalf of, such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes as of the date first written above. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement, as well as any facsimile, telecopy or other reproduction hereof.

(f) This Agreement and the rights and obligations of the parties hereunder shall be enforced, governed and construed in all respects in accordance with the internal substantive laws of the State of New York (without reference to principles of conflicts or choice of law that would cause the application of the internal laws of any other jurisdiction).

(g) The Subscriber acknowledges that, if Subscriber is a resident of any state whose “blue sky laws” or other local securities laws require a restriction on transferability of securities, Subscriber will comply with such restriction requirements.

(h) If any part of any provision of this Agreement or any other agreement or document given pursuant to or in connection with this Agreement shall be invalid or unenforceable in any respect, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Agreement.

(i) All payments hereunder shall be made in United States dollars.

11. Confidentiality. Except as may be required by applicable law or as otherwise agreed among the parties hereto, neither the Company nor the Subscriber nor any of their respective Affiliates (as defined below) shall at any time divulge, disclose, disseminate, announce or release any information to any person (i) concerning this Agreement or the transactions contemplated hereby, without first obtaining the prior written consent of the other party hereto or (ii) any trade secrets or other confidential information of the other party hereto (or its Affiliates), without first obtaining the prior written consent of such other party hereto; provided, however, that each party shall be entitled to disclose information with respect to the Subscriber’s investment in the Company on any reports such Subscriber furnishes to its investors or as otherwise required by any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement or guideline. An “Affiliate” of any specified person shall mean any other person that directly or indirectly controls, or is under common control with, or is controlled by, such specified person. As used in this definition, “control” (including with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

[Signature Page Follows]

IN WITNESS WHEREOF, the Subscriber has executed this Subscription Agreement as of this 28 day of June, 2012.

SUBSCRIBER:

HA INVESTMENT III, L.L.C.	US$12,500,000
Total Dollar Amount of Subscription

By:	/s/ Douglas J. Von Allmen
Name:	Douglas J. Von Allmen
Title:	Manager

20 - 1359682
Employer Identification Number or Social Security Number

Mailing Address and Phone Number of Subscriber:

9 Isla Bahia Drive
Ft. Lauderdale, FL
33316
Telephone No.: 954-463-7699

ACCEPTED AND AGREED TO ON THIS 20 DAY OF JULY, 2012:

LIQUID HOLDINGS GROUP, LLC

By:	/s/ Brian Ferdinand
Name:	Brian Ferdinand
Title:	President

EXHIBIT B

LIQUID HOLDINGS GROUP, LLC

ACCREDITED INVESTOR QUESTIONNAIRE

In connection with that certain Subscription Agreement (the “Agreement”), dated as of June 28, 2012, by and between HA Investment III, L.L.C. (the “Subscriber”) and Liquid Holdings Group, LLC the “Company”), a Delaware limited liability company, pursuant to which the Subscriber has subscribed for, and (subject to acceptance by the Company) has agreed to purchase from the Company the Units (as defined in the Agreement), the undersigned represents and warrants to the Company as follows:

(A)	General:

i)	Initial one and complete blanks

The Subscriber hereby warrants and represents that:

(1)	If the Subscriber is an employee benefit plan, an endowment, a foundation, a corporation, partnership, trust or other legal entity, it is:

•	organized under the laws of:

•	has its principal place of business in:

OR

(2)	If the Subscriber is an individual or if beneficial ownership of the Subscriber is held by an individual, such individual is of legal age and is a:

•	citizen of:	USA

•	resident of:	USA

•	approximate net worth of the Subscriber:	30 Million

(B)	Accredited Investor Status:

Initial all appropriate spaces on the following pages indicating the basis upon which the Subscriber qualifies as an accredited investor under Regulation D.

For Corporations, Foundations, Endowments, Partnerships, Limited Liability Companies, Limited Partnerships or Limited Liability Partnerships

(4)	The Subscriber hereby certifies that it is an accredited investor because it has total assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring the securities offered.
(5)	The Subscriber hereby certifies that it is an accredited investor because all of its equity owners are accredited investors. The General Partner, in its sole

JOINDER

Reference is hereby made to that certain Limited Liability Company Agreement (as amended from time to time in accordance with its terms, the “Agreement”) of Liquid Holdings Group, LLC, a Delaware limited liability company (the “Company”), dated as of April 24, 2012, as amended by Amendment No. 1, dated as of May 24, 2012.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby covenants and agrees to be bound by and to comply with the terms and conditions of the Agreement as a Member (as defined in the Agreement) as if the undersigned were an original party to the Agreement. The undersigned hereby agrees to take any and all other action reasonably required by the Company at any time and from time to time to further evidence the intent and purposes of this Joinder.

By execution and delivery of this Joinder, the undersigned represents and warrants to the Company and acknowledges as a Member that each of the representations and warranties contained in Section 4.02 of the Agreement is true and correct on and as the date hereof as if made by the undersigned on and as of such date.

In accordance with Section 15.03 of the Agreement, all notices may be provided to the undersigned at the address below, attention of the undersigned, which information shall be deemed to be included in the Member Schedule (as defined in the Agreement).

IN WITNESS WHEREOF, the undersigned has executed and delivered this Joinder this 28 day of June, 2012.

DOUGLAS J. VON ALLMEN TRUST DATED APRIL 25, 1989

By:	/s/ Douglas J. Von Allmen
Name:	Douglas J. Von Allmen
Title:	Trustee

Address:
Telephone:
Facsimile:
Email:

EXHIBIT A-l

JOINDER AGREEMENT

(TO OPERATING AGREEMENT OF LIQUID HOLDINGS GROUP, LLC)

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